UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 21, 2022

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

5335 Gate Parkway
Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-6350
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2022, the board of directors of Dun & Bradstreet Holdings, Inc. (the “Dun & Bradstreet” or the “Company”) appointed Virginia Green Gomez to serve as President, North America. Ms. Gomez, who is 53, will lead Dun & Bradstreet’s North America business which is comprised of its Finance & Risk and Sales & Marketing businesses, Product, Marketing and Sales. Ms. Gomez previously served as Dun & Bradstreet’s Chief Product Officer since joining the Company in May 2021. Before joining Dun & Bradstreet, Ms. Gomez served in various leadership roles with TransUnion, including as Executive Vice President of Product and Portfolio Management from March 2020 to May 2021 and as Senior Vice President of Product Management from July 2013 to March 2020.

Ms. Gomez is not a party to any related party transactions with the Company.

In connection with Ms. Gomez’s appointment to this office, The Dun & Bradstreet Corporation, a wholly-owned subsidiary of the Company and Ms. Gomez entered into an Employment Agreement. The Employment Agreement has an initial term of three years, with a provision for automatic annual extensions beginning on the second anniversary of the Effective Date and continuing thereafter unless either party provides timely notice that the term should not be extended. Pursuant to the terms of the Employment Agreement, Ms. Gomez’s minimum annual base salary is $500,000, her annual incentive target is set at 100% of her annual base salary (with a maximum incentive of up to 200% of her annual incentive target), and she is entitled to the benefits we provide to our other employees generally.

In addition, Ms. Gomez’s Employment Agreement provides that she is eligible to participate in our equity incentive plan and any future equity incentive plans. The Employment Agreement also contains provisions related to the payment of benefits upon certain termination events.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Employment Agreement between the Company and Virginia Gomez effective as of September 23, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt, III
Joe A. Reinhardt, III
Chief Legal Officer

Date:	September 27, 2022